Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ASE Technology Holding Co., Ltd. (the “Company”) of our report dated March 22, 2018 relating to the financial statements of Siliconware Precision Industries Co., Ltd., which appears in Advanced Semiconductor Engineering, Inc.’s annual report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China
February 26, 2019